                                                                      EXHIBIT 21

  CENTRA FINANCIAL HOLDINGS INC. AND SUBSIDIARIES ANNUAL REPORT ON FORM 10-KSB
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2002



Subsidiaries of Centra Financial Holdings Inc.

      The following are the only subsidiaries of Centra Financial Holdings Inc.:

                                                                 Jurisdiction
                                                                      of
                           Name of Subsidiary                    Incorporation
                           ------------------                    -------------
          Centra Financial Corporation - Morgantown, Inc.        West Virginia

          Centra Financial Corporation - Martinsburg, Inc.       West Virginia